Exhibit 99.1

(1)         The shares of common stock, par value $0.01, of Warrior Met Coal, Inc. (the “Issuer”) reported as beneficially owned following the reported transaction are held of record by (i) AESI (Holdings) II, L.P. (“AESI”), (ii) Apollo Centre Street Partnership, L.P. (“Centre Street”), (iii) Apollo Credit Master Fund Ltd. (“Credit Master Fund”), (iv) Apollo Credit Opportunity Fund III AIV I LP (“Credit Opportunity”), (v) Apollo Credit Strategies Master Fund Ltd. (“Credit Strategies”), (vi) Apollo Franklin Partnership, L.P. (“Franklin Fund”), (vii) Apollo Lincoln Private Credit Fund, L.P. (“Lincoln Fund”), (viii) Apollo Special Opportunities Managed Account, L.P. (“SOMA Fund”), (ix) Apollo SPN Investments I (Credit), LLC (“SPN Fund”), (x) SKSI Real Property Holdings Ltd. (“SKSI Fund”),  (xi) Vulcan Holdings, L.P (“Vulcan LP”), and (xii) Zeus Investments, L.P. (“Zeus LP” and, together with AESI, Centre Street, Credit Master Fund, Credit Opportunity, Credit Strategies, Franklin Fund, Lincoln Fund, SOMA Fund, SPN Fund, SKSI Fund, and Vulcan LP, the “Record Holders”).

Apollo European Strategic Management, L.P. (“Euro Management”) is the investment manager of AESI. Apollo European Strategic Management GP, LLC (“Euro Management GP”) is the general partner of European Management. Apollo Centre Street Management, LLC (“Centre Street Management”) serves as the investment manager of Centre Street. Apollo ST Fund Management LLC (“ST Management”) serves as the investment manager of Credit Master Fund and Credit Strategies. Apollo ST Operating LP (“ST Operating”) is the sole member of ST Management. Apollo ST Capital LLC (“ST Capital”) is the general partner of ST Operating. ST Management Holdings, LLC (“ST Management Holdings”) is the sole member of ST Capital. Apollo Credit Opportunity Management III, LLC (“Credit Opportunity Management”) serves as the investment manager for Credit Opportunity. Apollo Franklin Management, LLC (“Franklin Management”) serves as the investment manager for Franklin Fund, and Apollo Lincoln Private Credit Management, LLC (“Lincoln Management”) serves as the investment manager for Lincoln Fund.

Apollo SOMA Advisors, L.P. (“SOMA Advisors”) serves as the general partner of SOMA Fund, and Apollo SOMA Capital Management, LLC (“SOMA Capital Management”) serves as the general partner of SOMA Advisors. Apollo SVF Management, L.P. (“SVF Management”) serves as the investment manager of SOMA Fund, and Apollo SVF Management GP, LLC (“SVF Management GP”) serves as the general partner of SVF Management.  Apollo SPN Investments I, L.P. (“SPN Investments”) is the sole member of SPN Fund. Apollo SPN Management, LLC (“SPN Management”) serves as the investment manager of SPN Investments.

Apollo SK Strategic Investments, L.P. (“SK Strategic LP”) is the sole shareholder of SKSI Fund. Apollo SK Strategic Management, LLC (“SK Strategic Management”) serves as the investment manager of SK Strategic LP.

Apollo Advisors VIII, L.P. (“Advisors VIII”) and Apollo ANRP Advisors, L.P. (“Advisors ANRP”) are the general partners of Vulcan LP. Apollo Capital Management VIII, LLC (“Capital Management VIII”) is the general partner of Advisors VIII. APH Holdings, L.P. (“APH Holdings”) is the sole member and manager of Capital Management VIII. Apollo Principal Holdings III GP, Ltd. (“Principal III GP”) is the general partner of APH Holdings. Apollo ANRP Capital Management, LLC (“ANRP Capital Management”) is the general partner of Advisors ANRP. Apollo Principal Holdings I, L.P. (“Principal I”) is the sole member and manager of ANRP Capital Management. Apollo Principal Holdings I GP, LLC (“Principal I GP”) is the general partner of Principal I.

Apollo Zeus Strategic Advisors, L.P. (“Zeus Advisors LP”) serves as the general partner of Zeus LP, and Apollo Zeus Strategic Advisors, LLC (“Zeus Advisors GP”) serves as the general partner of Zeus Advisors LP. APH Holdings (DC), L.P. (“APH Holdings (DC)”) serves as the sole member and manager of Zeus Advisors GP and of SOMA Capital Management. Apollo Principal Holdings IV GP, Ltd. (“Principal IV GP”) serves as the general partner of APH Holdings (DC).

Apollo Capital Management, L.P. (“Capital Management”) is the sole member of each of Euro Management GP, Centre Street Management, Credit Opportunity Management, Franklin Management, Lincoln Management, SVF Management GP and SPN Management, and the sole member-manager of each of ST Management Holdings and SK Strategic Management. Apollo Capital Management GP, LLC (“Capital Management GP”) is the general partner of Capital Management. Apollo Management Holdings, L.P. (“Management Holdings”) serves as the sole member and manager of Capital Management GP. Apollo Management Holdings GP, LLC (“Management Holdings GP”) is the general partner of Management Holdings. Leon Black, Joshua Harris and Marc Rowan are the directors of Principal III GP and Principal IV GP, and the managers, as well as executive officers, of Principal I GP and Management Holdings GP, and as such may be deemed to have voting and dispositive control of the shares of common stock of the Issuer that are held by the Record Holders.

Each of the Record Holders disclaims beneficial ownership of any of the Issuer’s shares of common stock held of record by any of the other Record Holders or beneficially owned by any of the other reporting persons filing this report, and each of Euro Management, Euro Management GP, Centre Street Management, ST Management, ST Operating, ST Capital, ST Management Holdings, Credit Opportunity Management, Franklin Management, Lincoln Management, SOMA Advisors, SOMA Capital Management, SVF Management, SVF Management GP, SPN Investments, SPN Management, SK Strategic LP, SK Strategic Management, Advisors VIII, Advisors ANRP, Capital Management VIII, APH Holdings, Principal III GP, ANRP Capital Management, Principal I, Principal I GP, Zeus Advisors LP, Zeus Advisors GP, APH Holdings (DC), Principal IV GP, Capital Management, Capital Management GP, Management Holdings, Management Holdings GP, and Messrs. Black, Harris and Rowan, disclaims beneficial ownership of any shares of the Issuer’s common stock held of record by any of the Record Holders or beneficially owned by any of the other reporting persons filing this report, in each case except to the extent of any pecuniary interest therein, and this report shall not be deemed an admission that any such entity is the beneficial owner of or has any pecuniary interest in, such securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.

The address of each of Credit Master Fund, Credit Strategies, SKSI Fund, SK Strategic LP, APH Holdings (DC), Principal IV GP, SPN Investments, APH Holdings and Principal III GP is c/o Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands.  The address of each of AESI, Centre Street, Centre Street Management, Credit Opportunity, Franklin Fund, Lincoln Fund, SOMA Fund, SOMA Advisors, SOMA Capital Management, Zeus LP, Zeus Advisors LP, Zeus Advisors GP, Vulcan LP, Advisors VIII, Capital Management VIII, Advisors ANRP, ANRP Capital Management, Principal I and Principal I GP is One Manhattanville Road, Suite 201, Purchase, New York 10577.  The address of each of Euro Management, Euro Management GP, ST Management, ST Operating, ST Capital, ST Management Holdings, SK Strategic Management, Credit Opportunity Management, Franklin Management, Lincoln Management, SVF Management, SVF Management GP, SPN Investments, SPN Management, Capital Management, Capital Management GP, Management Holdings and Management Holdings GP, and Messrs. Black, Harris and Rowan, is 9 West 57th Street, 43rd Floor, New York, New York 10019.